Exhibit 33.8

February 1, 2013

Management’s Report on Assessment of 2012 Compliance by NorthMarq Capital, LLC

With Regulation AB Servicing Criteria

NorthMarq Capital, LLC (the Asserting Party) is responsible for assessing its compliance as of and for the year ended December 31, 2012, with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.

The assessment concerns the Asserting Party’s servicing efforts for its servicing “Platform,” which consists of all the commercial loans serviced by the Asserting Party that are (1) associated with any registered offering of asset-backed securities commencing with an initial bona fide offer after December 31, 2005, or (2) encompassed by contractual obligations to perform Regulation AB reporting (see Exhibit A for a complete list of the Asserting Party’s Platform loans and Exhibit B for a complete list of the Asserting Party’s Platform pools by investor pool).

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R.229.1122) to assess its compliance.

The Asserting Party has engaged a vendor to perform specific and limited lockbox activities in relation to Servicing Criterion (d)(2)(i). The Asserting Party has also engaged a vendor to perform specific, defined legal work, and a vendor to perform specific force-placed insurance work, both vendors’ efforts occurring in relation to Servicing Criterion (d)(1)(ii) as of and for the year ended December 31, 2012. The Asserting Party elects to take responsibility for assessing these vendors’ compliance with Servicing Criterion (d)(1)(ii).

The Asserting Party has also engaged a vendor to perform generalized work related to performing tax searches, payment of taxes, reporting of tax information, and issuance of flood insurance certifications. The Asserting Party requires this vendor to provide to the Asserting Party a Report on Assessment of 2012 Compliance With Regulation AB Servicing Criteria, as the means of assessing the vendor’s compliance with Servicing Criterion (d)(1)(ii).

McGladrey LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.

Regulation AB Section 229.1122(d) Servicing Criteria

Regulation AB Reference	Servicing Criterion

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a backup servicer for the mortgage loans are maintained.

Applicability/Compliance:	Not applicable.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts within no more than two business days of receipt, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction documents.

Applicability/Compliance:	Applicable. Compliant.

Regulation AB Reference	Servicing Criterion

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(2)(vi)	Unissued checks were safeguarded so as to prevent unauthorized access.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities-related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(3)(i)(A)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are prepared in accordance with time frames and other terms set forth in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(3)(i)(B)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

Regulation AB Reference	Servicing Criterion

1122(d)(3)(i)(C)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are filed with the Commission as required by its rules and regulations.

Applicability/Compliance:	Not applicable.

1122(d)(3)(i)(D)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports agree with investors or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.

Applicability/Compliance:	Not applicable.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreements.

Applicability/Compliance:	Not applicable.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Not applicable.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with canceled checks, or other form of payment, or custodial bank statements.

Applicability/Compliance:	Not applicable.

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

Regulation AB Reference	Servicing Criterion

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e g., escrow) in accordance with the related pool asset documents.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the time frames or other requirements established by the transaction agreements.

Applicability/Compliance:	Not applicable.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicability/Compliance:	Applicable. Compliant.

Regulation AB Reference	Servicing Criterion

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

Regulation AB Reference	Servicing Criterion

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Applicability/Compliance:	Not applicable.

February 1, 2013

/s/ Edward Padilla
Edward Padilla
Chief Executive Officer

/s/ Michael J. Myers
Michael J. Myers
Executive Vice President and Chief Operating Officer

/s/ Karen L . Pribnow
Karen L. Pribnow
Executive Vice President and Managing Director of Servicing